November 9, 2026 Contact: Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Sonoco Announces CEO Succession Plan
Howard Coker to Retire Following Distinguished 41-year Career,
Including as Director, President and CEO since 2020
Ernest Haynes, Sonoco President of Global Consumer Packaging to Succeed Coker
as Director, President and CEO

Hartsville, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a Mid-cap Value global packaging company, today announced that R. Howard Coker will retire from his role as Director, President and Chief Executive Officer (CEO), effective on December 31, 2026, following over 40 years with the Company. The Sonoco Board of Directors has appointed and elected Ernest D. Haynes III, currently President, Global Consumer Packaging, to succeed Coker as President and CEO and as a director of the Company. Mr. Coker will continue serving in his role until December 31, 2026.

John R. Haley, Chairman of the Board, said, “On behalf of the entire Board, we are deeply grateful to Howard for his leadership and distinguished service to the Company. As CEO, Howard has led Sonoco through a defining period of transformation. He reshaped Sonoco into a more focused company built around scaled, market-leading Consumer and Industrial packaging businesses with a strong balance sheet. This transition to Ernest reflects the Board’s thoughtful succession planning process, and we appreciate Howard’s close partnership with the Board that has resulted in today's announcement. We look forward to benefiting from his continued counsel during the transition.”

Mr. Haley continued, “Throughout Ernest’s nearly 30-year career at Sonoco, he has proven himself to be a seasoned operator and commercial leader with a deep understanding of our businesses. Ernest has led our metal packaging and rigid paper packaging businesses through the integration of our largest acquisitions and has held operational leadership roles in our Industrial Paper Packaging business. His knowledge of our customers and markets, and his track record of execution, make him uniquely qualified to lead Sonoco in its next phase of growth and value creation.”

Mr. Coker said, “It has been the honor of my career to serve as CEO of Sonoco, a company I have known all my life. I want to thank our 22,000 team members around the world for their dedication to our purpose, Better Packaging. Better Life., and for everything they do for our customers, communities and shareholders. Now is the right time to hand leadership to the next generation as part of our orderly succession planning process. Ernest is a proven leader who has built a deep understanding of our business across nearly three decades with Sonoco. I have tremendous confidence in him and look forward to supporting him through the transition.”

Mr. Haynes said, “I am honored and appreciative to our Board of Directors for trusting me to lead Sonoco, and I am energized by the opportunity to guide this tremendous organization going forward. Through Howard’s leadership, we are inheriting a strong foundation that positions us well for the future. I am thankful for his investment in me, and we will work closely together to ensure a seamless transition. I am looking forward to working with our global leadership team to accelerate value creation while delivering innovative solutions within our markets. We will focus on delivering sustainable growth, profitability improvement and efficient capital allocation to creation lasting value for our customers, our shareholders and our people.”

North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

About Ernest D. Haynes III
Mr. Haynes serves as Sonoco’s President, Global Consumer Packaging, a role he assumed in August 2026. Since joining Sonoco in 1997, Haynes has held numerous leadership roles across both the Company’s Consumer and Industrial segments, including President, Consumer Packaging, Americas; President, Sonoco Metal Packaging Division; Vice President, Rigid Paper Containers, North America; Division Vice President and General Manager of Rigid Paper and Containers, North America, and Division Vice President and General Manager of Tubes and Cores, U.S. and Canada. Prior to that, he was Director of Manufacturing for Tubes & Cores. He also chaired Sonoco’s Corporate Quality Council, reflecting his deep commitment to operational excellence and quality throughout the organization.
Mr. Haynes is passionate about fostering a culture of innovation and ensuring world-class manufacturing, quality and technical service for brands worldwide. He places significant importance on community impact through service and currently serves as a director on the Clemson University Foundation Board and the Can Manufacturers Institute. Mr. Haynes is a graduate of the Wharton School’s Executive General Management Program and holds a bachelor’s degree in industrial engineering from Clemson University and is a Life Member of the Omega Psi Phi fraternity.

Sonoco to Webcast Presentation at Upcoming Investor Conference
Sonoco leadership will participate in an audio webcast presentation at R.W. Baird's 2026 Global Industrial Conference in Chicago starting at 7:20 a.m. (Central Time) Tuesday, November 10, 2026. Participants in the webcast presentation will include Howard Coker, President and CEO, Ernest Haynes, President, Global Consumer Packaging and CEO-elect, and Paul Joachimczyk, Chief Financial Officer. Those interested in listening to the webcast should register at least 10 minutes before the presentation through the attached link: https://event.summitcast.com/view/8hgfu2da8CspZvFv8aZFfm/5zazqLmzQUjynArWm4P3Fa. A replay of the presentation will also be available on Sonoco’s investor relations website at www.sonoco.com.

About Sonoco
Sonoco (NYSE: SON) is a Mid-cap Value global packaging company. With sales of $7.5 billion from continuing operations in 2025, the Company has approximately 22,000 employees working in 260 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. A Fortune 500 company, Sonoco was proudly named one of the World’s Most Admired Companies by Fortune in 2026 as well as one of America’s Most Trustworthy and Responsible Companies by Newsweek and USA Today’s Climate Leaders in 2025. For more information on the Company, visit our website at www.sonoco.com.

Forward-Looking Statements
Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “positioned,” “deliver,” “believe,” “committed,” “continue,” “future,” “next,” “opportunity,” “strive,” “will” or the negative thereof and similar expressions identify forward-looking statements.
Forward-looking statements in this communication include, but are not limited to, expectations regarding the Company’s leadership transition; expectations regarding improved performance and future growth; and the Company’s ability to serve stakeholders. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to its leadership transition, organizational restructuring, portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom; the ability to retain key personnel and successfully integrate operations under the new leadership structure; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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